As filed with the Securities and Exchange Commission on November 14, 2001

                                                      Registration No. 33-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                       INFORETECH WIRELESS TECHNOLOGY INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              Nevada                                        88-0350120
---------------------------------                  -----------------------------
  (State or other jurisdiction                     (I.R.S. Employee I.D. Number)
of incorporation or organization)


         Suite 214, 550 - 152nd Street, Surrey, British Columbia V35-8E7
         ---------------------------------------------------------------
           (Address of Principal Executive Office, including Zip Code)


              2000 STOCK OPTION PLAN & 2001 STOCK COMPENSATION PLAN
              -----------------------------------------------------
                          (Full title of the agreement)

                                 (604) 576-7442
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             David L. Ficksman, Esq.
                                 Loeb & Loeb LLP
                      10100 Santa Monica Blvd., Suite 2200
                          Los Angeles, California 90067
                                 (310) 282-2350

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================

                                               Proposed maximum      Proposed maximum        Amount of
Title of securities to      Amount to be       offering price        aggregate offering      registration
be registered               registered(1)      per unit(2)           price                   fee
---------------------------------------------------------------------------------------------------------

Class A Common               11,400,000             $0.06                 $684,000               $171
Equity Voting Stock
=========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Class A Common Equity Voting Stock which becomes issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common Equity Voting Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low pink sheet market prices on October 31, 2001.

                             INTRODUCTORY STATEMENT

         Inforetech Wireless Technology Inc., a Nevada corporation, hereby files this registration statement on Form S-8 relating to up to 11,400,000 shares of our Class A Common Voting Equity Stock issuable in connection with our 2000 Stock Option Plan as amended on October 25, 2001 (SEE RECENT DEVELOPMENTS) and our 2001 Stock Compensation Plan. Also, this registration statement is intended to register for reoffer and/or resale shares of common stock that may be acquired in the future under the plans by affiliates of Inforetech, as defined by Rule 405 under the Securities Act.

         The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

REOFFER PROSPECTUS

                       INFORETECH WIRELESS TECHNOLOGY INC.

                       Class A Common Equity Voting Stock
                             Up to 11,400,000 Shares

         This Prospectus relates to the resale of up to 11,400,000 shares of Class A Common Equity Voting Stock ("Class A Common Stock" or the "Securities") that may be acquired pursuant to our 2000 Stock Option Plan as amended on October 25, 2001 (SEE RECENT DEVELOPMENTS) and 2001 Stock Compensation Plan by affiliates of Inforetech and which may be offered for resale from time to time by, people named under "Selling Security Holders" on the pink sheet market, where our Class A Common Stock currently traded, or in negotiated transactions, at prices and on terms then available.

         We will not receive any of the proceeds from the sale of our Class A Common Stock except that we will receive funds from the exercise of options. We will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Security Holders will pay the other costs, if any, associated with any sale of the Securities.

         On August 28, 2001, our Class A Common Stock was suspended from the Over-The-Counter Bulletin Board pending the filing of our Form 10-QSB for the quarterly period ended June 30, 2001. This was filed on October 9, 2001. Since August 28, 2001, our Class A Common Stock has been traded on the Pink Sheets quotation service under the symbol "WYRE." The Over-The-Counter Bulletin Board is presently reviewing our 15C-211 application for re-submission. We anticipate being re-submitted to the Over-The-Counter Bulletin Board no later than November 16, 2001. On October 31, 2001, the last reported sale price per share of our Class A Common Stock, was $.04.

         Our principal executive office is located at Suite 214, 550 - 152nd Street, Surrey, British Columbia V35-8E7.

         AN INVESTMENT IN THE SECURITIES INVOLVES RISKS. SEE THE RISK FACTORS BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is November 14, 2001.

                                TABLE OF CONTENTS

Available Information........................................................  2
Incorporation by Reference...................................................  2
Risk Factors.................................................................  4
Selling Security Holders.....................................................  8
Use of Proceeds..............................................................  8
Plan of Distribution.........................................................  8
Legal Matters................................................................  9
Experts......................................................................  9
Recent Developments.......................................................... 10
Position of the Commission Regarding Indemnification......................... 11

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

         We are subject to the informational requirements of the Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Commission. The reports and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

         The following documents previously filed by us with the Commission are incorporated in this Prospectus by reference:

     (1) Annual Report, Form 10K-SB405 as filed with the Commission on April 18, 2001;

     (2) Current Report, Form 8-K and Form 8-K/A reporting the acquisition of ProShot Golf, Inc. as filed with the commission on January 24, 2001 and April 15, 2001, respectively;

     (3) Quarterly Reports, Form 10-QSB for the quarterly periods ended March 31, 2001 and June 30, 2001 as filed with the Commission on May 22, 2001 and October 9, 2001, respectively;

     (4) The Prospectus contained in Registration No. 333-63698, as amended, filed with the Commission on June 27, 2001; and

     (5) The description of our Class A Common Stock contained in our registration statement under Section 12 of the Exchange Act of 1934 relating to our Class A Common Stock, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

         Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this Prospectus is delivered upon a written or oral request to Inforetech Wireless Technology Inc., Suite 214, 550 - 152nd Street, Surrey, British Columbia V35-8E7, Attn: Corporate Secretary, (604) 576-7442.

                                  RISK FACTORS


         You should carefully consider the risks described below before making an investment in Inforetech. The risks and uncertainties described below are not the only ones facing Inforetech, and there may be additional risks that we do not presently know of or that we consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.


Our ability to continue as a going concern is in substantial doubt.

The Company has a history of losses with an accumulated deficit of $28,707,170 at June 30, 2001, and, as of that date, a working capital deficiency of $9,864,292. We are currently in default on our line of credit in the amount of $4.5 million. Certain shareholders ("Guarantors") of the Company guarantee this line of credit. We have received notices of default from these Guarantors, and on September 21, 2001, the Company agreed to transfer all of the assets of our subsidiary, ProShot Golf Inc, to its bank for resale so that its bank debt and ultimately the obligation of its Guarantors may be reduced. On October 16, 2001, the Company signed a collateral management agreement and a conditional release agreement with the bank of one of its subsidiary's, ProShot Golf, Inc. ("ProShot") and ProShot Investors, LLC, a company established by a group of Inforetech shareholders who had guaranteed ProShot's loan from that bank. The purpose of these agreements is to allow ProShot Investors, LLC to manage all of ProShot's assets until such time as the bank can foreclose on such assets. The bank foreclosure was completed on October 31, 2001, when the foreclosed assets and liabilities attached thereto, were purchased by ProShot Investors, LLC for the nominal sum of $450,000. On November 2, 2001, the owners of ProShot Investors, LLC repaid the bank loan in full. On November 7, 2001, ProShot received a letter from the bank confirming its release from any obligations previously existing under this loan. Unaudited Pro Forma Financial Statements of Inforetech Wireless Technology Inc. giving effect to the foreclosure on ProShot's assets as at and for the period ended June 30, 2001, are included in this filing as Exhibit 4.3. These pro forma results are not necessarily indicative of the results that will occur in future periods.

Our ability to continue to generate revenues is dependent upon sales of our hand-held product, the Inforemer, for which no revenue has been generated to date.

All assets, except for two leases which are subject to lawsuits, of our subsidiary, ProShot Golf, Inc., were foreclosed on by ProShot Golf, Inc.'s bank on October 31, 2001. To generate further revenues, we will need to commence sales of what is now our only remaining product, the Inforemer. To date, we have not generated any revenue from sales of the Inforemer.

We have a Limited Operating History.


         We have a limited operating history and there can be no assurance that we will continue to develop or will be able to meet our objectives, or that there will be a market for our products and services, or that we will operate at a profit. We face a number of risks, including:

         o    the uncertainty of market acceptance of our services;

         o our need to introduce reliable and robust products and services that meet the demanding needs of customers;

         o our need to expand our marketing, sales and support organizations, as well as our distribution channels; and

         o our ability to anticipate and respond to market competition; our need to manage expanding operations.

We have a history of losses.

         We have incurred operating losses since our inception and we expect to sustain additional operating losses in the future. Our operating losses are attributable to the developing nature of our business and have resulted primarily from:

         o    significant costs associated with the development of our products;

         o    marketing and distribution of our products; and

         o    minimal sales history of our recently developed products.

We cannot be certain that additional funds will be available when needed on satisfactory terms, if at all. Without additional funds, we will cease operating.

         We cannot be certain of the amount of additional capital we will need. Our future capital needs depend on many factors, including the success and timing of our development efforts; market acceptance of the Inforemer; the level of promotion and advertising required to launch our new products; changes in technology; and unanticipated competition. Without additional funds, we will cease operating.

We depend on GPS technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our services and our revenues will decrease.

         Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of GPS. Furthermore, because of ever-increasing commercial applications of GPS, other U.S. government agencies may become involved in the administration or the regulation of the use of GPS signals in the future. If the foregoing factors affect GPS, such as by affecting the availability and pricing of GPS technology, our business will suffer.

Our GPS technology depends on the use of radio frequency spectrum controlled by others.

         Our GPS technology is dependent on the use of radio frequency spectrum. The assignment of spectrum is controlled by an international organization known as the International Telecommunications Union or ITU. The Federal Communications Commission or FCC is responsible for the assignment of spectrum for non-government use in the United States in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of GPS signals and may materially and adversely affect the utility and reliability of our products, which would, in turn, cause a material adverse effect on our operating results. In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or inband may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results.

         On May 11, 2000, the FCC issued a Notice of Proposed Rulemaking that proposes rules for the operation of Ultra-Wideband or UWB radio devices on an unlicensed basis in the frequency bands allocated to GPS. If the FCC issues final rules authorizing such operation, UWB devices might cause interference with the reception of GPS signals. Such interference could reduce demand for GPS products in the future. Any resulting change in market demand for GPS products could have an adverse effect on our financial results. As at October 31, 2001 the FCC had not issued any ruling in this respect.

Speculative Nature of Business.

         The profits of an enterprise involved in the electronics industry are generally dependent upon many variables. Our customer appeal depends upon factors, which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable critical reviews and appeal to the public.

We believe our new products will be unsuccessful unless we establish market recognition quickly after we introduce them.

         We believe it is imperative to our success that we obtain significant market share for our new products quickly, before other competitors establish a significant market share. We believe that, if a market for products like ours develops, an early entrant that gains significant market share will dominate the market significantly reducing opportunities for competitors. We have very limited experience conducting marketing campaigns, and we may fail to generate significant interest. We cannot be certain that we will be able to build our brand and realize commercial acceptance of our new products.

Government regulations and standards may harm our business and could increase our costs or reduce our opportunities to earn revenues.

         In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by governmental agencies, including the FCC and Department of Defense. A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of, wireless communications and GPS technology. Additionally, it is uncertain how existing laws governing issues such as taxation, intellectual property, libel, user privacy and property ownership, will be applied to our services. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our services and increase our cost of doing business.

We depend on intellectual property rights and development of new products and the inability to obtain patents or develop new products may have an adverse effect on our ability to be profitable.

         Our success is partly dependent upon our intellectual property rights. Effective protection may not be available for these rights. There can be no assurance that a patent will provide adequate protection for the underlying technology. While we have patents covering our technology, there is no assurance that such patents will be able to prevent other companies from developing substantially similar products. In addition, litigation may be necessary in the future to enforce the intellectual property rights. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could negatively affect our business.

         In addition to pursuing patent protection, we also rely on various trade secrets for its unpatented proprietary technology. However, trade secrets are difficult to protect, and there can be no assurances that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. While we have a policy of having its employees and consultants execute non- disclosure agreements regarding confidential information, there can be no assurance that these agreements will be enforceable or will provide meaningful protection for our trade secrets or other proprietary information.

We have a limited number of products in development.

         Developing additional products requires a substantial investment of time and money. We do not anticipate that we will be in a position to develop additional products in the foreseeable future.

Our future success is dependent upon our ability to retain key management.

         Our success is dependent upon the continued services of Robert C. Silzer, Sr., our Chief Executive and Financial Officer and Chairman of the Board of Directors and upon the skills, experience and efforts of our key marketing and other management personnel. The loss of the continued services of any of these individuals could have a negative effect on our business.

Conflicts of Interest.

         We have engaged in transactions with our management in the past, and we can be expected to engage in such transactions in the future. In each case, the transactions are approved by our Board of Directors and are considered to be fair to and in the best interests of Inforetech.

Competition.

         We face competition in all aspects of our business. We compete for customers with other electronics and recreation companies, many of which have substantially greater assets and resources. Our primary competitors are companies such as ProLink, Inc. and UpLink Corp. Our ability to compete successfully in the future will depend on several factors, including:

         o the cost effectiveness, quality, price, service and market acceptance of our products;
         o response to the entry of new competitors or the introduction of new products by competitors;
         o ability to keep pace with changing technology and customer requirements;
         o    timely development or acquisition of new or enhanced products; and
         o timing of new product introductions by Inforetech or our competitors.

Acquisitions of companies may disrupt telecom wireless' business and distract management due to difficulties in assimilating personnel and operations.

         If we acquire a company, we could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. In addition, key personnel of the acquired company may decide not to work for us.


                            SELLING SECURITY HOLDERS

         This Prospectus relates to possible sales by certain of our officers and directors of shares of our Class A Common Stock purchased by them through the exercise of options of our Class A Common Stock granted to them under our 2000 Stock Option Plan or awarded to them under our 2001 Stock Compensation Plan. The following table sets forth the name and position of each prospective Selling Security Holder who is a director or executive officer of our company; the number of shares of Class A Common Stock owned as of the date of this Prospectus, including shares which may be acquired pursuant to the exercise of outstanding options and warrants; the number of shares being offered and the number of shares and the percentage of all outstanding shares owned assuming the sale of all the shares covered by this Prospectus.


                            Shares Beneficially Owned                          Shares Beneficially Owned
                               Prior to Offering(1)          Number of             After Offering(2)
                               --------------------           Shares           -------------------------
                                                               Being          Number of
Name                          Number         Percent          Offered           Shares         Percent(2)
----                          ------         -------          -------           ------         ----------

Robert C. Silzer, Sr        4,470,750                         826,000         5,296,750          17.4%

Robert C. Silzer, Jr          525,000                         601,000         1,126,000           3.7%



(1) As used herein, the term beneficial ownership is defined by Rule 13d (3) under the Securities Exchange Act of 1934 as consisting of sole or shared voting power and/or sole or shares investment power subject to community property laws where applicable.

(2) Based on 30,435,619 shares of our common stock outstanding as of October 25, 2001.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the Securities offered hereby, except that we will receive funds from the exercise of options which funds will be used for working capital.

                              PLAN OF DISTRIBUTION

         We are registering the Securities on behalf of the Selling Security Holders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by us.

Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Securities will be borne by the Selling Security Holders (or their donees or pledgees).

         The decision to sell any Securities is within the discretion of the holder thereof, subject generally to our policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any shares will be sold by Selling Security Holders.

         We anticipate that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public on the Over-The-Counter Bulletin Board where our Class A Common Stock currently is quoted or on securities exchanges, through automated quotation systems or in other markets where our Class A Common Stock may be quoted or traded, or in negotiated transactions. We anticipate that sales will be at prices current when the sales take place or at negotiated prices.

         The Selling Security Holders may effect transactions by selling Securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Security Holders and any broker-dealers that act in connection with the sale of Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities including liabilities arising under the Securities Act.

         Because Selling Securities Holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act.

         Selling Security Holders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144. There is no present plan of distribution.

                                  LEGAL MATTERS

         Loeb & Loeb LLP has acted as our counsel in connection with this offering and has passed on the validity of shares that may be offered by this prospectus.

                                     EXPERTS

         Our consolidated financial statements as at and for the fiscal year ended December 31, 2000 appearing in our Annual Report (Form 10-KSB) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements of our subsidiary, ProShot Golf, Inc., as at and for the fiscal years ended December 31, 2000 and December 31, 1999, appearing in our Current Report (Form 8-K/A) as filed with the Securities and Exchange Commission on April 15, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ProShot Golf, Inc.'s ability to continue as a going concern as described in Note 1 to the financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements for the five-month period ended December 31, 1999 and the period from date of incorporation, August 11, 1998 to July 31, 1999, have been audited by Lemieux Deck Millard Bond independent certified accountants. Each of their reports, copies of which are attached to this prospectus are included upon authority of Ernst & Young LLP and Lemieux Deck Millard Bond as experts in accounting and auditing.


                               RECENT DEVELOPMENTS

         On October 16, 2001, the Company signed a collateral management agreement and a conditional release agreement with the bank of one of its subsidiary's, ProShot Golf, Inc. ("ProShot") and ProShot Investors, LLC, a company established by a group of Inforetech shareholders who had guaranteed ProShot's loan from that bank. The purpose of these agreements is to allow ProShot Investors, LLC to manage all of ProShot's assets until such time as the bank can foreclose on such assets. The bank foreclosure was completed on October 31, 2001, when the foreclosed assets and liabilities attached thereto, were purchased by ProShot Investors, LLC for the nominal sum of $450,000. On November 2, 2001, the owners of ProShot Investors, LLC repaid the bank loan in full. On November 7, 2001, ProShot received a letter from the bank confirming its release from any obligations previously existing under this loan. Unaudited Pro Forma Financial Statements of Inforetech Wireless Technology Inc. giving effect to the foreclosure on ProShot's assets as at and for the period ended June 30, 2001, are included in this filing as Exhibit 4.3. These pro forma results are not necessarily indicative of the results that will occur in future periods.

         With the foreclosure of the assets of ProShot, the Company's ability to earn revenue becomes dependant on commercialization of the Inforemer hand-set, developed by the Company's Inforetech Golf Technology 2000 Inc. subsidiary. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required.

         On October 25, 2001, the Company's Board of Directors passed resolutions amending the 2000 Stock Option Plan, as permitted under section 8 thereof, to increase the maximum number of Shares that may be issued or transferred pursuant to Options to 9,000,000 and adopting the 2001 Stock Compensation Plan.

              POSITION OF THE COMMISSION REGARDING INDEMNIFICATION

         Our Articles of Incorporation provide for indemnification of officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling us under the provisions described above, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

               (a) Annual Report, Form 10K-SB405 as filed with the commission on April 18, 2001;

               (b) Current Report, Form 8-K and Form 8-K/A reporting the acquisition of ProShot Golf, Inc. as filed with the commission on January 24, 2001 and April 15, 2001, respectively;

               (c) Quarterly Reports, Form 10-QSB for the quarterly periods ended March 31, 2001 and June 30, 2001 as filed with the Commission on May 22, 2001 and October 9, 2001, respectively;

               (d) The Prospectus contained in Registration No. 333-63698, as amended, filed with the Commission on June 27, 2001;

               (e) The description of our Class A Common Stock contained in our registration statement filed with the Commission under
                    Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Loeb & Loeb LLP has acted as our counsel in connection with this offering, including the validity of shares that may be offered by this prospectus.

Item 6.  Indemnification of Directors and Officers.

         As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

         Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

         Article 9 of our Articles of Incorporation provide that, no director or officer of the Company will be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that Article 9 does not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada General Corporation Law.

         Article X of our Bylaws provides that any person made a party to any action or proceeding because he or she is or was a director, officer or employee of the Company will be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense of such action or proceeding except if such officer, director or employee is liable for negligence or misconduct in the performance of his or her duties. The amount of indemnity to which any officer or director may be entitled will be fixed by the Board of Directors. If there is no disinterested majority of the Board available, the amount will be fixed by arbitration pursuant to the rules of the American Arbitration Association.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.

4.1            2000 Stock Option Plan

4.2            2001 Stock Compensation Plan

4.3 Unaudited Pro Forma Financial Statements of Inforetech Wireless Technology Inc. as at and for the period ended June 30, 2001

5.1            Opinion of Loeb & Loeb LLP (including consent)

23.1           Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2           Consent of Lemieux Deck Millard Bond

23.3           Consents of Ernst & Young LLP

Item 9.  Undertakings.

         (1)   We undertake:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply to the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act and that are incorporated by reference in this registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         (2) We also undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Surrey, British Columbia on November 14, 2001.

                                       INFORETECH WIRELESS TECHNOLOGY, INC.



                                       By: /s/ ROBERT C. SILZER, SR.
                                           -------------------------------------
                                           Robert C. Silzer, Sr.
                                           Chief Executive and Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


        Signature                         Title                      Date
        ---------                         -----                      ----

/s/ ROBERT C. SILZER, SR.        Chief Executive and          November 14, 2001
-------------------------        Financial Officer and
Robert C. Silzer, Sr.            Director

/s/ ROBERT C. SILZER, JR.        President, Secretary,        November 14, 2001
-------------------------        Treasurer and Director
Robert C. Silzer, Jr.

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.    Description

4.1            2000 Stock Option Plan

4.2            2001 Stock Compensation Plan

4.3 Unaudited Pro Forma Financial Statements of Inforetech Wireless Technology Inc. as at and for the period ended June 30, 2001

5.1            Opinion of Loeb & Loeb LLP (including consent)

23.1           Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2           Consent of Lemieux Deck Millard Bond

23.3           Consents of Ernst & Young LLP